Exhibit 99.1

Sanuwave Health Updates Second Quarter 2026 Guidance

Sanuwave updates guidance for Q2 2026 to $8.5 - $9.5 million

Company on pace for record unit sales of applicators in Q2

Market disruption impacting Ultramist system sales

EDEN PRAIRIE, MN, June 16, 2026 (GLOBE NEWSWIRE) Sanuwave Health, Inc. (the "Company" or "Sanuwave”) (NASDAQ: SNWV), a leading provider of FDA-cleared directed energy systems used in advanced wound care, today announced that revenues for the second quarter of 2026 are expected to be in the range of $8.5 to $9.5 million, below the guidance provided on the Q1 earnings call on May 13 of this year.

“In the time since we had our Q1 call, we have seen material changes in the conditions in the capital equipment market for the Ultramist system,” said CEO Morgan Frank. “While March and April had shown signs of market improvement, May and the first part of June saw a reversal of these trends.”

“Widespread clawbacks of CMS reimbursement for skin sub and allograft usage have been coming in far worse than many seem to have expected and this has been driving a number of wound care practices out of business. Some of these closures/liquidations appear to be resulting in used Ultramist systems for sale in the marketplace and this has had a significant cannibalization effect on the market for new systems.”

“Sanuwave will always seek to do what’s best for the patients. As such, we will seek to lean in to qualify, train, and support new users in order to help ensure that they are able to provide the highest possible standard of care. We also believe that this is the best choice for the company: in the end, we’re in the applicator business, and patients, providers, and Sanuwave all win from increased levels of treatment.”

“On a positive note, applicator volumes remain robust and the company is on pace for a record quarterly unit volume of consumables shipments in Q2. We remain optimistic about our pipeline and about our forward potential, but from a capital sales standpoint, this is going to be some near-term wood to chop.”

About Sanuwave

Sanuwave Health is focused on the research, development, and commercialization of its patented, non-invasive directed energy systems used in the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

Sanuwave's end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. Sanuwave applies and researches its patented and FDA approved/cleared energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are: reductions, clawbacks, or recoupments of CMS reimbursement for skin substitutes, allografts, or other advanced wound care products, and their effect on customer behavior and capital budgets; the financial distress, closure, or liquidation of wound care practices and the resulting impact on demand for the Company's systems; the emergence and growth of a secondary market for used Ultramist systems and the cannibalizing effect of such resales on sales of new systems; the Company's ability to qualify, train, and support new users acquiring systems through the secondary market, and the related regulatory, quality, and product-liability considerations; the Company's ability to sustain applicator and consumable volumes and convert system placements into recurring consumable revenue; any differences between updated guidance and final reported results following completion of the quarter; risks associated with regulatory oversight; the Company's ability to manage its capital resources; competition; and the other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com